Exhibit 16

                       SCHNEIDER EHRLICH & ASSOCIATES LLP
                             100 Jericho Quadrangle
                             Jericho, New York 11753

                                 August 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

            Re: TTR Technologies, Inc. (the "Company")
                Registration Statement on Form SB-2

Dear Sirs:

            Please be advised that we agree with the statements made in response to Item 304(a)(3) of Regulation S-B under the Securities Act of 1933, as amended, in the Company's Registration Statement on Form SB-2 with regard to which this letter is filed as Exhibit 16.

                                             Very truly yours,


                                             /s/

                                             SCHNEIDER EHRLICH & ASSOCIATES LLP
                                             successor firm to Schneider Ehrlich
                                             & Wengrover LLP